As Filed With the Securities and Exchange Commission on July 7, 1998
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                               84-1339282
(State of Incorporation)                                    (I.R.S. Employer
                                                          Identification Number)
                                1000 QWEST TOWER
                             555 SEVENTEENTH STREET
                             DENVER, COLORADO 80202
                                TEL: 303-992-1400

               (Address, including zip code, and telephone number including area code, of registrant's principal executive offices)

                            ------------------------

              ROBERT S. WOODRUFF, EXECUTIVE VICE PRESIDENT-FINANCE
                     QWEST COMMUNICATIONS INTERNATIONAL INC.
                                1000 QWEST TOWER
                             555 SEVENTEENTH STREET
                             DENVER, COLORADO 80202
                                TEL: 303-992-1400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                             DRAKE S. TEMPEST, ESQ.
                              O'MELVENY & MYERS LLP
                                 CITICORP CENTER
                        153 EAST 53RD STREET, 54TH FLOOR
                          NEW YORK, NEW YORK 10022-4611
                                TEL: 212-326-2000
                                FAX: 212-326-2061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
=================================================================================================================
   Title of Each Class            Proposed        Proposed Maximum        Proposed Maximum
    of Securities to              Amount to        Offering Price             Aggregate            Amount of
      be Registered             be Registered        Per Share             Offering Price       Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value         3,414,000 (1)           N/A               $123,416,100 (2)         $42,557.28
$.01 per share...........
=================================================================================================================

(1) Represents the estimated number of shares of common stock, par value $.01 per share, of the Registrant ("Qwest Common Stock") issued or issuable upon effectiveness of this Registration Statement on Form S-3 (this "Registration Statement"). The exact number of shares to be issued will be calculated based upon a specified average price of the Qwest Common Stock over a specified period prior to the effectiveness of this Registration Statement. The Registrant does not expect the number of shares actually issued to exceed the number indicated.

(2) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and computed pursuant to Rules 457(a) and 457(c) under the Securities Act on the basis of $36.15 (the average of the high and low price of Qwest Common Stock on July 2, 1998) multiplied by 3,414,000 (the approximate maximum aggregate number of shares of Qwest Common Stock issued or issuable in connection with this Registration Statement.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

================================================================================

                     QWEST COMMUNICATIONS INTERNATIONAL INC.

                                   PROSPECTUS

                                  COMMON STOCK

         This Prospectus relates to approximately 3,414,000 shares (the "Shares") of common stock, par value $.01 per share (the "Qwest Common Stock"), of Qwest Communications International Inc., a Delaware corporation ("Qwest"). The Shares are owned by or to be issued to the persons named in this Prospectus under the caption "Selling Stockholders."

         The Selling Stockholders may from time to time sell the Shares on the National Association of Securities Dealers Automated Quotation System/National Market (the "Nasdaq") or on any other national securities exchange on which the Qwest Common Stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. See "Plan of Distribution."

         Qwest will receive no part of the proceeds of any sales made hereunder. See "Use of Proceeds." All expenses of registration incurred in connection with the offering are being borne by Qwest, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders. See "Selling Stockholders."

         The Selling Stockholders and any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and profits on the sale of Shares by the Selling Stockholders and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

         The  Shares  have  not  been   registered   for  sale  by  the  Selling
Stockholders under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the states in which such transactions occur or the existence of any exemption from registration.

         The Qwest Common Stock is traded on the Nasdaq. On July 2, 1998, the last sale price of the Qwest Common Stock on the Nasdaq was $35.9375 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO DEALER, SALESMAN, OR OTHER PERSON, INCLUDING THE SELLING STOCKHOLDERS, HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY QWEST. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                   THE DATE OF THIS PROSPECTUS IS JULY 7, 1998

                              AVAILABLE INFORMATION

         Qwest is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Please call the Commission at 1-800-SEC-0330 for further information relating to the public reference rooms. Copies of such information may be obtained at the prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site (http://www.sec.gov) that contains certain reports, proxy statements and other information regarding Qwest. Shares of Qwest Common Stock traded on the Nasdaq National Market. Material filed by Qwest may also be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

         No person is authorized to give any information or to make any representations with respect to the matters described in this Prospectus other than those contained herein or in the documents incorporated by reference herein. Any information or representations with respect to such matters not contained herein or therein must not be relied upon as having been authorized by Qwest. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Qwest since the date hereof or that the information in this Prospectus or in the documents incorporated by reference herein is correct as of any time subsequent to the date hereof or thereof.

         This Prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that include, among others, (i) statements by Qwest concerning (a) the benefits expected to result from certain transactions, including, without limitation, synergies in the form of increased revenues, decreased expenses and avoided expenses and expenditures that are expected to be realized by Qwest after the closing of such transactions and (b) the complementary nature of certain acquired businesses and the Qwest Network, (ii) Qwest's plans to complete the Qwest Network (as defined herein), (iii) Qwest's expectations as to funding Qwest's capital requirements, (iv) Qwest's anticipated expansion of Carrier Services and Commercial Services (each as defined herein), and (v) other statements by Qwest of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts. The management of Qwest cautions the reader that these forward-looking statements are subject to risks and uncertainties, including financial, regulatory environment, and trend projections, that could cause actual events or results to differ materially from those expressed or implied by the statements. Such risks and uncertainties include those risks, uncertainties and risk factors identified, among other places, under "RISK FACTORS" and "QWEST'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the documents incorporated or deemed to be herein. The most important factors that could prevent Qwest from achieving its stated goals include, but are not limited to, (a) failure by Qwest to manage effectively, cost efficiently and on a timely basis the construction of the Qwest Network route segments, (b) failure by Qwest to enter into additional customer contracts to sell dark fiber or provide high-volume capacity and otherwise expand its telecommunications customer base on the Qwest Network, (c) failure by Qwest to obtain and maintain all necessary rights-of-way, (d) intense competition in Qwest's carrier services and commercial services markets, (e) the potential for rapid and significant changes in technology and their effect on Qwest's operations, (f) operating and financial risks related to managing rapid growth and integrating acquired businesses, (g) adverse changes in the regulatory environment, (h) failure by Qwest to integrate the respective operations of Qwest and certain acquired businesses or to achieve the synergies expected from certain transactions.

         The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by Qwest or persons acting on its behalf. Qwest undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents, which have been filed by Qwest with the Commission, are incorporated herein and specifically made a part hereof by this reference: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, as amended on Form 10-Q/A, filed May 7, 1998; and (iii) Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-49915) filed May 13, 1998. In addition, all documents filed with the Commission by Qwest subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT ON FORM S-3 (TOGETHER WITH ANY AMENDMENTS OR SUPPLEMENTS THERETO, THE "REGISTRATION STATEMENT") FILED BY QWEST PURSUANT TO THE SECURITIES ACT. THIS PROSPECTUS DOES NOT CONTAIN ALL THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT, CERTAIN PARTS OF WHICH ARE OMITTED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE COMMISSION. THE REGISTRATION STATEMENT AND ANY AMENDMENTS THERETO, INCLUDING EXHIBITS FILED AS A PART THEREOF, ALSO ARE AVAILABLE FOR INSPECTION AND COPYING AS SET FORTH ABOVE. STATEMENTS CONTAINED IN THIS PROSPECTUS OR IN ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS AS TO THE CONTENTS OF ANY CONTRACT OR OTHER DOCUMENT REFERRED TO HEREIN OR THEREIN ARE NOT NECESSARILY COMPLETE, AND IN EACH INSTANCE REFERENCE IS MADE TO THE COPY OF SUCH CONTRACT OR OTHER DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT, EACH SUCH STATEMENT BEING QUALIFIED IN ALL RESPECTS BY SUCH REFERENCE.

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO: INVESTOR RELATIONS, QWEST COMMUNICATIONS INTERNATIONAL INC., 1000 QWEST TOWER, 555 SEVENTEENTH STREET, DENVER, COLORADO 80202, TELEPHONE NUMBER 800-567-7296.

                     QWEST COMMUNICATIONS INTERNATIONAL INC.

         Qwest is a facilities-based provider of multimedia communications services to interexchange carriers and other communications entities ("Carrier Services") and to businesses and consumers ("Commercial Services"), and it constructs and installs fiber optic communications systems for interexchange carriers and other communications entities, as well as for its own use ("Network Construction Services"). Qwest is expanding its existing long distance network into an approximately 18,450 route-mile coast-to-coast, technologically advanced, fiber optic telecommunications network (the "Qwest Network"). Qwest will employ, throughout substantially all of the Qwest Network, a self-healing SONET ring architecture equipped with the most advanced commercially available fiber and transmission electronics manufactured by Lucent Technologies and Northern Telecom Inc., respectively. The Qwest Network's advanced fiber and transmission electronics are expected to provide Qwest with lower installation, operating and maintenance costs than older fiber systems generally in commercial use today. In addition, Qwest has entered into contracts for the sale of dark fiber along the route of the Qwest Network, which will reduce Qwest's net cost per fiber mile with respect to the fiber it retains for its own use. As a result of these cost advantages, Qwest believes it will be well-positioned to capture market share and take advantage of the rapidly growing demand for long haul voice and data transmission capacity and services.

         Under Qwest's current plan, the Qwest Network will extend approximately 18,450 route-miles coast-to-coast and connect approximately 130 metropolitan areas that represent approximately 80% of the originating and terminating long distance traffic in the United States. Presently, Qwest provides services to its customers through owned and leased digital fiber optic facilities and more than 15 switches strategically located throughout the United States, connecting Qwest to metropolitan areas that account for more than 95% of U.S. call volume. Construction of the Qwest Network is scheduled to be completed in 1999. Through a combination of the Qwest Network and leased facilities, Qwest will continue to offer interstate services in all 48 contiguous states. The Qwest Network will connect to three trans-Atlantic cable heads and two trans-Pacific cable heads, as well as cross-border points to Canada and Mexico. In addition to the 18,450 route mile U.S. network, Qwest recently extended its network to the United Kingdom through an exchange of capacity for two 155 megabit circuits that will carry international data and voice traffic between London and New York. Qwest also is extending its network approximately 1,400 route miles into Mexico through dark fiber to be owned by Qwest on the fiber optic system of a third party. Completion of the Mexico network is scheduled for late 1998. These connections will allow Qwest to participate in the anticipated growth in demand for international long distance data and voice services.

         Qwest believes that demand from interexchange carriers and other communications entities for advanced, high bandwidth voice, data and video transmission capacity will increase over the next several years due to regulatory and technological changes and other industry developments. These anticipated changes and developments include: (i) continued growth in capacity requirements for high-speed data transmission, ATM and Frame Relay services, Internet and multimedia services and other new technologies and applications;
(ii) continued growth in demand for existing long distance services; (iii) entry into the market of new communications providers; (iv) requirements of the four principal nationwide carriers (AT&T Corporation, MCI Communications Corporation, Sprint Corporation and WorldCom, Inc.) to replace or augment portions of their older systems and (v) reform in regulation of domestic access charges and international settlement rates, which Qwest expects will lower long distance rates and fuel primary demand for long distance services.

         Qwest's principal executive offices are located at 1000 Qwest Tower, 555 Seventeenth Street, Denver, Colorado 80202, and its telephone number is
(303) 992-1400.

                                 USE OF PROCEEDS

         All of the Shares offered hereby are being offered by the Selling Stockholders. Qwest will receive no part of the proceeds of any sales made hereunder.

                              SELLING STOCKHOLDERS

         The Shares offered hereby are or will be held by the persons or entities listed in Annex A.

         Qwest will pay all expenses in connection with the registration and sale of the Shares, except any selling commissions or discounts allocable to sales of the Shares, fees and disbursements of counsel and other representatives of the Selling Stockholders, and any stock transfer taxes payable by reason of any such sale.

                              PLAN OF DISTRIBUTION

         This Prospectus relates to the offer and sale from time to time by the selling stockholders identified in the section entitled "Selling Stockholders" and Annex A and their respective pledges, donees and other successors in interest (collectively, the "Selling Stockholders") of up to approximately 3,414,000 shares of Qwest Common Stock in the aggregate. The Shares may be sold from time to time by the Selling Stockholders. Such sales may be made in underwritten offerings or in open market or block transactions or otherwise on any national securities exchange or automated interdealer quotation system on which shares of Qwest Common Stock are then listed, including the Nasdaq, in the over-the-counter market, in private transactions or otherwise at prices related to prevailing market prices at the time of the sale or at negotiated prices. Some or all of the Shares may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers. In connection with such sales, such brokers and dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of such Shares for whom they act as broker or agent (which discounts and commissions are not anticipated to exceed those customary in the types of transactions involved). The Selling Stockholders may offer to sell and may sell shares of Qwest Common Stock in options transactions or deliver such shares to cover short sales "against the box." If necessary, a supplemental or amended Prospectus will describe the method of sale in greater detail. In effecting sales, brokers or dealers engaged by the Selling Stockholders and/or purchasers of the Shares may arrange for other brokers or dealers to participate. In addition, any of the Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         If the shares are sold in an underwritten offering, the shares will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices at the time of the sale or at negotiated prices. Any initial public offering price and any discounts or commissions allowed or reallowed or paid to dealers may be changed from time to time. Underwriters may sell shares to or through brokers or dealers, and such brokers and dealers may receive compensation in the form of discounts, commissions or commissions from the underwriters and may receive commissions from the purchasers of such shares for whom they act as broker or agent (which discounts and commissions are not anticipated to exceed those customary in the types of transactions involved).

         Qwest has agreed to pay all expenses in connection with the registration of the Shares. The Selling Stockholders are responsible for paying any other selling expenses, including underwriting discounts and brokers' commissions, and expenses of Selling Stockholders' counsel.

         The number of Shares that may be actually sold by each Selling Stockholder will be determined by each such Selling Stockholder, and may depend upon a number of factors, including, among other things, the market price of the Shares. Because each of the Selling Stockholders may offer all, some or none of the Shares, and because the offering contemplated by this Prospectus is currently not being underwritten, no estimate can be given as to the number of Shares that will be held by each of the Selling Stockholders upon or prior to termination of this offering. Accordingly, there can be no assurance that any of the Selling Stockholders will sell any or all of their respective Shares.

         The Selling Stockholders and any underwriter, broker or dealer who acts in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any compensation received by them and any profit on any resale of the Shares as principals may be deemed to be underwriting discounts and commissions under the Securities Act.

         In order to comply with the securities laws of certain jurisdictions, the securities offered hereby will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities offered hereby may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

                                     EXPERTS

         The consolidated financial statements and schedule of Qwest Communications International Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 have been incorporated herein and in the Registration Statement by reference in reliance upon the report pertaining to such consolidated financial statements, dated February 24, 1998, except as to note 22, which is as of March 8, 1998, and the report dated February 24, 1998 pertaining to such schedule, of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and in the Registration Statement by reference, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements and schedules of LCI International, Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated February 16, 1998 (except with respect to the matter discussed in Note 15, as to which the date is March 16, 1998) with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of Phoenix Network, Inc. as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 incorporated by reference herein and in the Registration Statement have been audited by Grant Thornton LLP, independent certified public accountants, as indicated in its reports with respect thereto, and are included herein in reliance on the reports of Grant Thornton LLP and upon the authority of said firm as experts in accounting and auditing.


                                                                                             ANNEX A

                              SELLING STOCKHOLDERS

===================================================================================================

             NAME OF SHAREHOLDER                         ADDRESS                NUMBER OF SHARES
---------------------------------------------------------------------------------------------------
Advent Euro-Italian Direct Investment Program   101 Federal Street                          27,912
L.P.                                            Boston, MA 02110
                                                USA
---------------------------------------------------------------------------------------------------
Advent International Investors II Limited       101 Federal Street                             161
Partnership                                     Boston, MA  02110
                                                USA
---------------------------------------------------------------------------------------------------
Advent Partners Limited Partnership             101 Federal Street                          13,071
                                                Boston, MA 02110
                                                USA
---------------------------------------------------------------------------------------------------
Global Private Equity II Europe Limited         101 Federal Street                          52,374
Partnership                                     Boston, MA 02110
                                                USA
---------------------------------------------------------------------------------------------------
Global Private Equity II Limited Partnership    101 Federal Street                         249,550
                                                Boston, MA 02110
                                                USA
---------------------------------------------------------------------------------------------------
Global Private Equity II - PGGM Limited         101 Federal Street                          53,601
Partnership                                     Boston, MA 02110
                                                USA
---------------------------------------------------------------------------------------------------
Charterhouse Venture Nominees Limited           85 Watling Street                           30,514
                                                London EC4M 9BX
                                                UK
---------------------------------------------------------------------------------------------------
AS Ganger Rolf                                  PO Box 1159 Sentrum                         13,685
                                                0107 Oslo, Norway
---------------------------------------------------------------------------------------------------
AS Bonheur                                      PO Box 1159 Sentrum                         13,685
                                                0107 Oslo, Norway
---------------------------------------------------------------------------------------------------
Den Norske Krigforsikring for SKIB              PO Box 1464 Vika                             8,211
                                                0116 Oslo, Norway
---------------------------------------------------------------------------------------------------
Four Seasons Venture II AS                      Munkedamsveien 4S                           61,022
                                                0250 Oslo, Norway
---------------------------------------------------------------------------------------------------
Hartog & Co. AS                                 PO Box 6086 Etterstad                       17,543
                                                0601 Oslo, Norway
---------------------------------------------------------------------------------------------------
Seska AS                                        PO Box 1580 Vika                             5,588
                                                0120 Oslo, Norway
---------------------------------------------------------------------------------------------------
Simask AS                                       PO Box 1611 Vika                             4,470
                                                0119 Oslo, Norway
---------------------------------------------------------------------------------------------------
Skaufoss AS                                     PO Box 1611 Vika                             6,258
                                                0119 Oslo, Norway
---------------------------------------------------------------------------------------------------

===================================================================================================

             NAME OF SHAREHOLDER                         ADDRESS                NUMBER OF SHARES
---------------------------------------------------------------------------------------------------
Tvenge, Torstein                                Fram Management AS                          13,685
                                                PO Box 8 TASEN
                                                0801 Oslo, Norway
---------------------------------------------------------------------------------------------------
Uranus Invest AS                                PO Box 6386 Etterstad                        6,842
                                                0604 Oslo, Norway
---------------------------------------------------------------------------------------------------
Vesta Forsikrung AS                             5020 Bergen                                 22,913
                                                Norway
---------------------------------------------------------------------------------------------------
Xnet Netzwerkservice GmbH                       (c/o Franz Salomon of Saloman              397,762
                                                Automation GmbH)
                                                A-8114
                                                Friesach bei Stuebg
                                                Austria
---------------------------------------------------------------------------------------------------
Societe Civile HEF                              (c/o M. Humberto Lucas), 15 Rue            347,748
                                                Labrouste
                                                75015 Paris, France
---------------------------------------------------------------------------------------------------
Helsingius, Johan, Director, EUnet              Herengracht 121/B                          272,372
                                                1015 BG Amsterdam
                                                Netherlands
---------------------------------------------------------------------------------------------------
Poole, Simon, Director, EUnet                   Bahnhofstrasse 516                          97,190
                                                CH-5430 Wettingen
                                                Switzerland
---------------------------------------------------------------------------------------------------
de Vos, Luc, Director, EUnet                    Blauwe Stap 18                              83,925
                                                B-3020 Herent, Belgium
---------------------------------------------------------------------------------------------------
Lagauw, Martin                                  Kon. Astridlaan 33                          82,923
                                                B-3010 Kessel-Lo, Belgium
---------------------------------------------------------------------------------------------------
Orshoven, Jan Van                               Tiensesteenweg 40                           82,409
                                                B3001 Heverlee
                                                Belgium
---------------------------------------------------------------------------------------------------
Pieters, Eric                                   Mechelsesteenweg 23 bus. 19                 82,409
                                                B 2018 Antwerpen
                                                Belgium
---------------------------------------------------------------------------------------------------
Eschle, Patrik                                  Falmenstrasse 23                            70,577
                                                CH-8610 Uster, Switzerland
---------------------------------------------------------------------------------------------------
Rosendorf, Pavel, Director, EUnet               Praha 9                                     65,674
                                                Bechorskal 1112/24
                                                Czech Republic
---------------------------------------------------------------------------------------------------
Orsag, Jiri                                     Praha 9                                     62,868
                                                Smolikova 906
                                                Czech Republic
---------------------------------------------------------------------------------------------------
Muller, Jan                                     Praha 5                                     62,284
                                                Heranova 1545
                                                Czech Republic
---------------------------------------------------------------------------------------------------
Naurstad, Gisle, Director, EUnet                Fjellskrenten 5                             50,809
                                                2044 Frogner, Norway
---------------------------------------------------------------------------------------------------

===================================================================================================

             NAME OF SHAREHOLDER                         ADDRESS                NUMBER OF SHARES
---------------------------------------------------------------------------------------------------

Omand, James, Chairman of the Board of EUnet    Give Ale Cottage                            42,685
                                                Fordwich Canterbury Kent
                                                CT20BB, England
---------------------------------------------------------------------------------------------------
Ojala, Petri                                    Ehrensvardintie                             40,315
                                                18-20 A5
                                                00150 Helsinki, Finland
---------------------------------------------------------------------------------------------------
Hursti, Harri                                   Vehkanityntie 8H15                          39,598
                                                02180 Espoo, Finland
---------------------------------------------------------------------------------------------------
Rahiala, Esko                                   Merimiehenkatu 39 B 44                      39,598
                                                00150 Helsinki, Finland
---------------------------------------------------------------------------------------------------
Bjerke, Jon Petter                              G. Schjelderupsv 15                         37,301
                                                0485 Oslo, Norway
---------------------------------------------------------------------------------------------------
Reistad, Morten                                 Knut Alvssonsvei 11                         35,808
                                                0574 Oslo, Norway
---------------------------------------------------------------------------------------------------
Treindl, Alois                                  Toggwilerstrasse 59                         35,605
                                                CH-8706 Meilen
                                                Switzerland
---------------------------------------------------------------------------------------------------
NUUG                                            (f.a.o. Vildar Bakke),                      33,251
                                                Mollergaten 24
                                                N-0179 Oslo, Norway
---------------------------------------------------------------------------------------------------
Van Braekel, Luc                                Felix Verhaeghestraat 8                     26,451
                                                8970 Waregem, Belgium
---------------------------------------------------------------------------------------------------
Burget, Ivo                                     Praha 6                                     22,243
                                                Rooseveltova 21
                                                Czech Republic
---------------------------------------------------------------------------------------------------
De Brouwer, Walter                              Avenue Charles Verhagen 32                  17,633
                                                1900 Kraainem, Belgium
---------------------------------------------------------------------------------------------------
Ionescu, Liviu-Grigore                          str Pictor Hirlescu 3                       14,841
                                                Block A6
                                                appt. 66 Sector 2
                                                Bucharest, Romania
---------------------------------------------------------------------------------------------------
Vink, Erwin Willem                              Cliostraat 47B                              12,952
                                                1077 KD Amsterdam
                                                Netherlands
---------------------------------------------------------------------------------------------------
De Becker, Geert                                Leming 121                                   6,791
                                                3220 Holsbeek, Belgium
---------------------------------------------------------------------------------------------------
Devillers, Yves                                 3 Rue Pablo Picasso                          2,024
                                                92160 Antony, France
---------------------------------------------------------------------------------------------------
Bauer-Nilsen, Trygve                            Hans Overlandsvei 45B                       14,998
                                                1322 Hovik, Norway
---------------------------------------------------------------------------------------------------
Novak, Petr                                     Praha 4                                     11,122
                                                Podjavorinskee 1601, Norway
---------------------------------------------------------------------------------------------------

===================================================================================================

             NAME OF SHAREHOLDER                         ADDRESS                NUMBER OF SHARES
---------------------------------------------------------------------------------------------------
Herding, Bjorn                                  Vaekeroveien 139                            10,921
                                                0383 Oslo, Norway
---------------------------------------------------------------------------------------------------
Asplem, Arne                                    Haugenveien 24                              10,376
                                                N-1823 Knapstad, Norway
---------------------------------------------------------------------------------------------------
Companiet AS                                    Postboks 2078                                8,195
                                                4301 Sandnes, Norway
---------------------------------------------------------------------------------------------------
Amundsen, Une                                   Greverudvn 17                                6,146
                                                1415 Oppegard, Norway
---------------------------------------------------------------------------------------------------
Avanti A/S                                      Postboks 84                                  6,146
                                                0321 Oslo, Norway
---------------------------------------------------------------------------------------------------
Bakke, Vidar                                    Grefsenkollveien 12 D                        4,892
                                                 N-0490 Oslo, Norway
---------------------------------------------------------------------------------------------------
IT Forum V/Sandnes Assurance                    Langgt 12                                    4,097
                                                4330 Sandnes, Norway
---------------------------------------------------------------------------------------------------
TronderEnergi                                   Ingvand                                      4,097
                                                Ystgaarsveien 1
                                                7005 Trondheim, Norway
---------------------------------------------------------------------------------------------------
Magnar, Helleren                                Bjerkehundsvn 27                             4,036
                                                1342 Jar, Norway
---------------------------------------------------------------------------------------------------
Bergstad, Ide                                   Nobelgsgt 21                                 3,800
                                                0268 Oslo, Norway
---------------------------------------------------------------------------------------------------
Gallagher & Robertson A/S                       Kongensgt 23                                 3,800
                                                0153 Oslo, Norway
---------------------------------------------------------------------------------------------------
Fischer, Niels                                  Reusmatt 6                                   3,503
                                                CH-8912 Obfelden
                                                Switzerland
---------------------------------------------------------------------------------------------------
Anthonsen, Pal S.                               Lorenveien 20                                3,325
                                                0585 Oslo, Norway
---------------------------------------------------------------------------------------------------
Ramont, Gracy                                   Patinjntestraat 238                          2,958
                                                9000 Gent, Belgium
---------------------------------------------------------------------------------------------------
Pebriga AS                                      c/o Stattle Espeland                         2,048
                                                P.O. Box 66
                                                4330 Algard
                                                Norway
---------------------------------------------------------------------------------------------------
Svemona AS                                      Bekkelagsterrassen 15B                       2,048
                                                1177 Oslo, Norway
---------------------------------------------------------------------------------------------------
Tjetland, Bjorn G                               c/o Staale Espeland,                         2,048
                                                P.O. Box 66
                                                4330 Algard, Norway
---------------------------------------------------------------------------------------------------
Storrosten, Dag Ole                             Paul Smeltersvei 16                          2,001
                                                1349 Rykkinn, Norway
---------------------------------------------------------------------------------------------------

===================================================================================================

             NAME OF SHAREHOLDER                         ADDRESS                NUMBER OF SHARES
---------------------------------------------------------------------------------------------------
Lucas, Humberto                                 15 Rue Labrouste                             2,308
                                                75015 Paris, France
---------------------------------------------------------------------------------------------------
Ose, Torbjorn                                   c/o EUnet International BV                   1,514
                                                Singel 540
                                                NL-1017
                                                AZ Amsterdam, Netherlands
---------------------------------------------------------------------------------------------------
Skarland, Svein                                 Diamantvn 12                                 1,229
                                                4300 Sandnes, Norway
---------------------------------------------------------------------------------------------------
Skarland Eiendom                                Diamantvn 12                                 1,229
                                                4300 Sandnes, Norway
---------------------------------------------------------------------------------------------------
Jambresic, Neven                                Spuhlihalde 21                               1,167
                                                CH-3098 Schliern, Switzerland
---------------------------------------------------------------------------------------------------
Algard Offset A/S                               c/o Staale Espeland,                         1,024
                                                P.O. Box 66
                                                4330 Algard, Norway
---------------------------------------------------------------------------------------------------
Ask, Aksjeklubben                               c/o Staale Espeland,                         1,024
                                                P.O. Box 66
                                                4330 Algard, Norway
---------------------------------------------------------------------------------------------------
Martinsen, Dag Leo                              c/o Staale Espeland,                         1,024
                                                P.O. Box 66
                                                4330 Algard, Norway
---------------------------------------------------------------------------------------------------
Boyesen, Dag                                    Joh Svendsensgt 31                             948
                                                0478 Oslo, Norway
---------------------------------------------------------------------------------------------------
Laine, Arttu Pekka                              Uudenmaankatu 34 B 30                          870
                                                Fin - 00120 Helsinki, Finland
---------------------------------------------------------------------------------------------------
Skarland Finans AS                              Diamantvn 12                                   819
                                                4300 Sandnes, Norway
---------------------------------------------------------------------------------------------------
Sveinaas AS                                     Diamantvn 12                                   819
                                                4300 Sandnes, Norway
---------------------------------------------------------------------------------------------------
Olsen, Borge                                    Frudenlundsgate 19                             753
                                                0169 Oslo, Norway
---------------------------------------------------------------------------------------------------
Goson, Aksjekubben                              c/o Staale Espeland,                           717
                                                P.O. Box 66
                                                4330 Algard, Norway
---------------------------------------------------------------------------------------------------
Sikveland, Siguvd                               c/o Staale Espeland,                           614
                                                P.O. Box 66
                                                4330 Algard, Norway
---------------------------------------------------------------------------------------------------
Breistoel, Ole Byoern                           Kalkbrenner Vn 23                              512
                                                N-1347 Hosle, Norway
---------------------------------------------------------------------------------------------------
Nesbak, Kristian                                Beddingen 20                                   512
                                                N-0250 Oslo, Norway
---------------------------------------------------------------------------------------------------

===================================================================================================

             NAME OF SHAREHOLDER                         ADDRESS                NUMBER OF SHARES
---------------------------------------------------------------------------------------------------
Ellingsen, Ragnhild S                           c/o Staale Espeland,                           307
                                                P.O. Box 66
                                                4330 Algard, Norway
---------------------------------------------------------------------------------------------------
Helledal, Britt                                 Nybrotton 26                                   256
                                                1400 Ski, Norway
---------------------------------------------------------------------------------------------------
Myrvang, Eirik                                  Eugeniesgt 3                                   256
                                                0168 Oslo, Norway
---------------------------------------------------------------------------------------------------
Haberler, Michael, Director, EUnet              Mariahilfer Strasse 126/27                     250
                                                Vienna 1070, Austria
---------------------------------------------------------------------------------------------------
Schartner, Thomas                               't Ven 5                                       668
                                                Duivendrecht 1115HA
                                                Netherlands
---------------------------------------------------------------------------------------------------
Herdlicka, Herbert, Director, EUnet             Wohndorfweg                                    751
                                                Tulbingerkogel 3001
                                                Austria
---------------------------------------------------------------------------------------------------
Harmes, David, Chief Financial Officer, EUnet   Veemkade 1196                                7,519
                                                Amsterdam 1019BZ
                                                Netherlands
---------------------------------------------------------------------------------------------------
Bilse, Per                                      Warmoesstraat 9                                668
                                                Amsterdam 1012HT
                                                Netherlands
---------------------------------------------------------------------------------------------------
Chytil, Georg                                   Bendlgasse 21/8                                668
                                                Vienna 1120, Austria
---------------------------------------------------------------------------------------------------
van Loock, Rudi                                 Oplintersesteenweg 217 A4                      417
                                                3300 Tienen, Belgium
---------------------------------------------------------------------------------------------------
Robustelli, Daniela                             Im Grund 7                                     668
                                                8123 Ebmatingern
                                                Switzerland
---------------------------------------------------------------------------------------------------
Wild, Markus                                    Breitensteinstrasse 96                         417
                                                Zurich 8037, Switzerland
---------------------------------------------------------------------------------------------------
Hartman, Michael                                Borivojova 93                                  584
                                                Praha 3
                                                13000 Czechoslovakia
---------------------------------------------------------------------------------------------------
Zubickova, Zdenka                               Kpt. Stranskeho 977                            835
                                                Praha 9
                                                19800, Czechoslovakia
---------------------------------------------------------------------------------------------------
Hellum, Steffen                                 Folingstadv. 7                                 668
                                                Gjovik
                                                2800 Norway
---------------------------------------------------------------------------------------------------
Lyseggen, Jorn                                  Sorkedalsveien 15a                             668
                                                0385 Oslo, Norway
---------------------------------------------------------------------------------------------------
Skjefstad, Bente                                Maridalsveien 61                               668
                                                Oslo 0458 Norway
---------------------------------------------------------------------------------------------------

===================================================================================================

             NAME OF SHAREHOLDER                         ADDRESS                NUMBER OF SHARES
---------------------------------------------------------------------------------------------------
Larilahti, Jyrki                                Vondelstraat 77 - hs                           668
                                                Helsinki 0330 Finland
---------------------------------------------------------------------------------------------------
James Omand, William Schmidt, and Gisle         Give Ale Cottage                            26,726
Naurstadt jointly, as Shareholder               Fordwich, Canterbury
Representatives under the Transaction           Kent, CT2 0DB England
Agreement dated March 26, 1998 among Qwest
Communications International Inc. and certain
shareholders of EUnet International Limited.
---------------------------------------------------------------------------------------------------
Laurent-Ricard, Eric                            5 Villa Laugier                               1774
                                                75017 Paris, France
---------------------------------------------------------------------------------------------------
Man. Risk AS                                    (c/o Management & Finance AS)               22,858
                                                Drammensveien 20A
                                                0255 Oslo, Norway
---------------------------------------------------------------------------------------------------
Jucker, Beat                                    Glue Software Engineering                    7,004
                                                Zieglerstrasse 34
                                                CH-3007, Bern
                                                Switzerland
---------------------------------------------------------------------------------------------------
Klingsheim, Kare                                Kelppvn 354                                  2,048
                                                4053 Riege
                                                Norway
---------------------------------------------------------------------------------------------------
Omand, Ann                                      Give Ale Cottage                             2,048
                                                Fordwich Canterbury Kent
                                                CT20BB, England
---------------------------------------------------------------------------------------------------
Omand, Jennifer                                 Give Ale Cottage                             2,048
                                                Forwich Canterbury
                                                Kent
                                                CT20BB, England
---------------------------------------------------------------------------------------------------
Niessner, Herbert                               Im Bettliacher 2                             1,167
                                                CH-5406 Baden-Rutihof
                                                Switzerland
---------------------------------------------------------------------------------------------------
Triton A/S                                      Hoffsun 17                                   1,024
                                                0275 Oslo, Norway
---------------------------------------------------------------------------------------------------
Ogreied, Magne                                  c/o Staale Espeland,                           409
                                                P.O. Box 66
                                                4330 Algard, Norway
---------------------------------------------------------------------------------------------------
Schiotz, Victoria                               Augestadveien 8B                               256
                                                1413 Tarnasen, Norway
---------------------------------------------------------------------------------------------------
Haukeboe, Tove                                  Haukeboe                                      1280
                                                6400 Molde, Norway
---------------------------------------------------------------------------------------------------
Haukeboe, Kari                                  Haukeboe                                      1280
                                                6400 Molde, Norway
---------------------------------------------------------------------------------------------------
Torp, Stein                                     Jotunvelen 10                                  256
                                                1405 Langhus, Norway
---------------------------------------------------------------------------------------------------

===================================================================================================

             NAME OF SHAREHOLDER                         ADDRESS                NUMBER OF SHARES
---------------------------------------------------------------------------------------------------
Peak, AS                                        c/o Knut IIaga                                 256
                                                Hoegdaveien 7
                                                1315 Nesoeya, Norway
---------------------------------------------------------------------------------------------------
Ruef, Beni                                      CH-3158 Gruggisberg                          1,899
                                                Switzerland
---------------------------------------------------------------------------------------------------
Setsaas, Peter                                  Tidenmannsgt 30                              2,048
                                               7016 Trondheim, Norway
---------------------------------------------------------------------------------------------------
Zamfir, Elena                                   Bd. Erollor Nr. 30                          14,841
                                                B1.C2, Sc.C, Et.4
                                                Apt. 16
                                                R-76242 Bucharest, Romania
---------------------------------------------------------------------------------------------------
Ivanoff, Michael (deceased)                     (c/o Raymond Krebs), Etude de Notaire        1,774
                                                18 Place de La Gare
                                                BP 20181
                                                57403 Sarrebourg Cedex, France
===================================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following is a schedule of the estimated expenses to be incurred by Qwest in connection with this offering of the Shares of Qwest Common Stock registered hereby:

                  SEC registration fee                       $42,558.00*
                  Stock exchange listing fees                $17,500.00
                  Legal fees and expenses                    $20,000.00*
                  Transfer agent's fees and expenses         $ 2,000.00*
                                                             ----------
                     Total                                   $82,058.00*
                                                             ==========

---------------
* Estimated.

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such officer's or director's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his or her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expense which such officer or director actually and reasonably incurred.

         In accordance with Section 102(b)(7) of the DGCL, the Amended and Restated Certificate of Incorporation of Qwest, as amended (the "Qwest Certificate of Incorporation"), provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to Qwest or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

         The Qwest Certificate of Incorporation and the Bylaws of Qwest (the "Qwest Bylaws") provide for indemnification of Qwest's officers and directors to the fullest extent permitted by applicable law, except that the Qwest Bylaws provide that Qwest is required to indemnify an officer or director in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of Qwest. In addition, Qwest maintains insurance policies which provide coverage for its officers and directors in certain situations where Qwest cannot directly indemnify such officers or directors.

         Pursuant to Section 145 of the DGCL and the Qwest Certificate of Incorporation and the Qwest Bylaws, Qwest maintains directors' and officers' liability insurance coverage.

Item 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The  following  documents  are  filed  as  part  of  this  Registration
Statement:

Exhibit No.                       Description
-----------                       -----------

  3.1*            Amended and Restated Certificate of Incorporation of Qwest.
  3.2             Certificate  of Amendment of Amended and Restated  Certificate
                  of Incorporation of Qwest.
  3.3**           Bylaws of Qwest.
  4.1(a)***       Indenture  dated as of October  15,  1997 with  Bankers  Trust
                  Company (including form of Qwest's 9.47% Senior Discount Notes due 2007 and 9.47% Series B Senior  Discount Notes due 2007 as
                  an exhibit thereto).
  4.1(b)****      Indenture  dated as of  August  28,  1997 with  Bankers  Trust
                  Company  (including  form of Qwest's  10 7/8%  Series B Senior
                  Notes due 2007 as an exhibit thereto).
  4.1(c)****      Indenture  dated as of January  29,  1998 with  Bankers  Trust
                  Company (including form of Qwest's 8.29% Senior Discount Notes due 2008 and 8.29% Series B Senior  Discount Notes due 2008 as
                  an exhibit thereto).
  4.2****         Registration  Agreement  dated  January 29, 1998 with  Salomon
                  Brothers Inc relating to Qwest's 8.29% Senior  Discount  Notes due 2008.
  5.1             Opinion of  O'Melveny & Myers LLP with respect to the legality of the Qwest Common Stock being registered.
 10.1*            Growth Share Plan, as amended, effective October 1, 1996.
 10.2*            Employment  Agreement dated  December 21, 1996 with  Joseph P.
                  Nacchio.
 10.3*            Promissory   Note  dated   November  20,  1996  and  Severance
                  Agreement dated December 1, 1996 with Robert S. Woodruff.
 10.4****         Equity Compensation Plan for Non-Employee Directors.
 10.5*+           IRU  Agreement  dated as of  October  18,  1996 with  Frontier
                  Communications International Inc.
 10.6*+           IRU  Agreement  dated as of February  26,  1996 with  WorldCom
                  Network Services, Inc.
 10.7*+           IRU Agreement dated as of May 2, 1997 with GTE.
 10.8*            Equity Incentive Plan.
 10.9****         Employment  Agreement  dated  March 7, 1997 with   Stephen  M.
                  Jacobsen.
 10.10****        Employment  Agreement  dated  October  8, 1997  with  Lewis O.
                  Wilks.
 10.11****        Employment  Agreement  dated  September  26,  1997  with  Brij
                  Khandelwal.
 10.12****        Employment  Agreement  dated  September  19,  1997 with  Larry
                  Seese.
 10.13****        Growth Share Plan Agreement with Joseph P. Nacchio,  effective
                  January 1, 1997, and Amendment thereto.
 10.14****        Non-Qualified  Stock Option  Agreement with Joseph P. Nacchio, effective June 1997.
 21.1             Subsidiaries of the Registrant.
 23.1             Consent of KPMG Peat Marwick LLP.
 23.2             Consent of Arthur Andersen LLP.
 23.3             Consent of Grant Thornton LLP.
 23.4             Consent of O'Melveny & Myers LLP (contained in Exhibit 5.1).
 24.1             Power of Attorney.

Executive   compensation  plans  and  arrangements  required  to  be  filed  and identified as such are filed as exhibits 10.1, 10.2, 10.3, 10.4, 10.8, 10.9, 10.10, 10.11 and 10.12.

     (ii) Financial Statements Schedules. The following is a complete list of Financial Statement Schedules filed as part of this Registration Statement, which are incorporated by reference herein from Amendment No. 1 to Registration Statement of Form S-4 (File No. 333-49915) filed by Qwest on May 13, 1998.

Schedule IIA Qwest Communications International Inc. Valuation and Qualifying Accounts.

Schedule IIB  LCI International, Inc.  Valuation and Qualifying Accounts.

-----------------------
* Incorporated by reference to the exhibit of the same number in Form S-1 as declared effective on June 23, 1997 (File No. 333-25391).
** Incorporated by reference to exhibit 3 in Form 10-Q for the quarter ended September 30, 1997 (File No. 000-22609).

*** Incorporated by reference to exhibit 4.1 in Form S-4 as declared effective on January 5, 1998 (File No. 333-42847).
**** Incorporated by reference to the exhibit of the same number in Form 10-K for the year ended December 31, 1997.
+ Portions have been omitted pursuant to a request for confidential treatment.

Item 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

         PURSUANT THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED QWEST COMMUNICATIONS INTERNATIONAL INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF DENVER, STATE OF COLORADO, ON JULY 6, 1998.

                                     QWEST COMMUNICATIONS INTERNATIONAL INC.


                                     By: /s/ ROBERT S. WOODRUFF
                                        ---------------------------------------
                                     Name:   Robert S. Woodruff
                                     Title:  Executive Vice President--Finance

                                POWER OF ATTORNEY

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


      Signature                                      Capacity                         Date
      ---------                                      --------                         ----

  PHILIP F. ANSCHUTZ*                         Chairman of the Board               July 6, 1998
---------------------------------
  PHILIP F. ANSCHUTZ

  H. BRIAN THOMPSON*                          Vice Chairman of the Board          July 6, 1998
---------------------------------
  H. BRIAN THOMPSON


  JOSEPH P. NACCHIO*                          Director, President and             July 6, 1998
---------------------------------              Chief Executive Officer
  JOSEPH P. NACCHIO                            (Principal Executive
                                               Officer)

 /s/ ROBERT S. WOODRUFF                       Director and Executive              July 6, 1998
---------------------------------              Vice President--
     ROBERT S. WOODRUFF                        Finance and Chief
                                               Financial Officer and
                                               Treasurer (Principal
                                               Financial Officer and
                                               Principal Accounting Officer)

  CANNON Y. HARVEY*                           Director                            July 6, 1998
---------------------------------
  CANNON Y. HARVEY

  JORDAN L. HAINES*                           Director                            July 6, 1998
---------------------------------
  JORDAN L. HAINES

  DOUGLAS M. KARP*                            Director                            July 6, 1998
---------------------------------
  DOUGLAS M. KARP

  VINOD KHOSLA*                               Director                            July 6, 1998
---------------------------------
  VINOD KHOSLA

  RICHARD T. LIEBHABER*                       Director                            July 6, 1998
---------------------------------
  RICHARD T. LIEBHABER

   DOUGLAS L. POLSON*                         Director                                  July 6, 1998
---------------------------------
   DOUGLAS L. POLSON

   CRAIG D. SLATER*                           Director                                  July 6, 1998
---------------------------------
   CRAIG D. SLATER

   W. THOMAS STEPHENS*                        Director                                  July 6, 1998
---------------------------------
   W. THOMAS STEPHENS

   ROY A. WILKENS*                            Director                                  July 6, 1998
---------------------------------
   ROY A. WILKENS



*By: /s/ ROBERT S. WOODRUFF, as attorney-in-fact
    --------------------------------------------
         ROBERT S. WOODRUFF

                     QWEST COMMUNICATIONS INTERNATIONAL INC.

                                INDEX TO EXHIBITS

Exhibit
Number             Exhibit Description
------             -------------------

3.2 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Qwest.

5.1 Opinion of O'Melveny & Myers LLP with respect to the legality of Qwest Common Stock being registered.

21.1               Subsidiaries of the Registrant.

23.1               Consent of KPMG Peat Marwick LLP.

23.2               Consent of Arthur Andersen LLP.

23.3               Consent of Grant Thornton LLP.

24.1               Power of Attorney.